EXHIBIT 10.20
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                                                                  EXECUTION COPY


                         DEFERRED COMPENSATION AGREEMENT


         THIS DEFERRED COMPENSATION AGREEMENT (the "Agreement") is made and entered into as of this 29th day of September, 2000, by and between Wilmar Industries, Inc. (the "Company") and William R. Pray ("Executive").

                                   WITNESSETH:

         WHEREAS, Executive has been employed by Barnett, Inc. ("Barnett") for a number of years, and is currently the President and Chief Executive Officer of Barnett; and

         WHEREAS, the Company, BW Acquisition, Inc. ("Merger Sub") and Barnett simultaneous with the execution and delivery of this Agreement, have closed the merger pursuant to the Agreement and Plan of Merger dated as of July 10, 2000 (the "Merger Agreement"), pursuant to which Merger Sub has merged with and into Barnett upon the terms and subject to the conditions set forth in the Merger Agreement (the "Merger"); and

         WHEREAS, the Company desires to compensate Executive for his future services to the Company and to create an incentive for the Executive to remain in the employ of the Company and continue to serve the Company following the Merger;

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

         1. DEFERRED COMPENSATION. The Company will credit $1,707,708 to an account established on the books of the Company on behalf of Executive (the "Account"). In addition, six months after the date hereof, and every six months hereafter, and on the date of any distribution pursuant to the terms of the Agreement, the Company will credit the Account with interest at the long-term federal rate as of the date hereof, compounded semi-annually, on the balance of the Account until the balance of the Account is distributed in full to Executive.

         2.       PAYMENT OF DEFERRED COMPENSATION.

                  2.1. AMOUNT AND FORM. The Company will distribute to Executive (or, in the case of the Employee's death, to his estate) the vested balance of the Account in a lump sum determined pursuant to Section 3 hereof. The balance of the Account as of any date shall equal the amounts theretofore credited to such Account, including any interest credited pursuant to Section 1 as of such date.


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                  2.2.     TIMING. Distribution of the vested balance of the
Account determined pursuant to Section 3 hereof to Executive (or, in the case of Executive's death, to his estate) will commence as soon as practicable following the termination of Executive's employment with the Company, regardless of the reason for such termination.

         3.       VESTING AND FORFEITURE OF DEFERRED COMPENSATION.

                  3.1. IN GENERAL. Subject to the terms of this Section 3, Executive will become vested in the balance of the Account over twenty-four months, with one-twenty-fourth (1/24th) of the balance of the Account to become non-forfeitable on the first day of each of the first twenty-four months following the date hereof; provided Executive is continuously employed by the Company through the applicable monthly date. The numerator of the fraction of the balance to become non-forfeitable each month will be 1, and the denominator will be the number of months remaining before the entire Account could be vested pursuant to this Section 3.1.

                  3.2. TERMINATION FOR CAUSE; TERMINATION WITHOUT GOOD REASON. If Executive's employment with the Company is terminated by the Company for Cause (as defined in the Employment Agreement entered into as of the date hereof between the Company and the Executive (the "Employment Agreement")) or is terminated by Executive for any reason other than death, Disability (as defined in the Employment Agreement) or for Good Reason (as defined in the Employment Agreement), the portion of the Account that is unvested as of the date of such termination will be forfeited by the Executive without further consideration.

                  3.3. OTHER TERMINATIONS. If Executive's employment with the Company is terminated due to (i) death, (ii) Disability, (iii) by the Company other than for Cause or (iv) by Executive for Good Reason, the entire balance of the Account will become fully vested and non-forfeitable as of the date of such termination.

         4. LIMITATION OF EXECUTIVE'S RIGHTS. Nothing in this Agreement shall be construed as conferring upon Executive any right to continue in the employment of the Company, nor shall it interfere with the rights of the Company to terminate the employment of Executive. Any amounts payable hereunder shall not be deemed salary or other compensation to Executive for the purposes of computing benefits to which Executive may be entitled under any other arrangement established by the Company for the benefit of its employees.

         5. OBLIGATIONS TO THE COMPANY. If Executive becomes entitled to a distribution of benefits under this Agreement, and if at such time Executive has outstanding any debt or obligation to the Company pursuant to the Promissory Note from Executive to the Company dated as of the date hereof, then the Company may offset such amount owed to it against the amount of benefits otherwise distributable.

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         6.       NONALIENATION OF BENEFITS. Except as expressly provided
herein, Executive will not have the power or right to transfer (otherwise than by will or the laws of descent and distribution), alienate, pledge, or otherwise encumber his interest under this Agreement. The Company's obligations under this Agreement are not assignable or transferable, except to (a) any corporation or partnership which acquires all or substantially all of the Company's assets or
(b) any corporation or partnership into which the Company may be merged or consolidated. The provisions of this Agreement shall inure to the benefit of Executive and Executive's heirs, executors, administrators or successors in interest.

         7. TAXES. The Company may make such provisions and take such action as it may deem appropriate for the withholding of any taxes which the Company is required by any law or regulation of any governmental authority, whether federal, state or local, to withhold in connection with any benefits under this Agreement. Such provisions may include, but will not be limited to, the withholding of appropriate sums from any amount otherwise payable to Executive (or his estate, as applicable), without regard to whether such sums are payable to Executive under this Agreement. Executive, however, shall be responsible for the payment of all individual tax liabilities relating to any such benefits to the extent that such tax liabilities are not satisfied by the withholding described in this Section.

         8. UNFUNDED AGREEMENT. This is an unfunded deferred compensation arrangement. Amounts payable hereunder shall be payable out of the general assets of the Company, and no segregation of any assets whatsoever for such benefits shall be made. Notwithstanding any segregation of assets or transfer to a grantor trust, with respect to any payments not yet made to Executive, nothing contained herein shall give any Executive any rights to assets that are greater than those of a general creditor of the Company.

         9. SEVERABILITY. If any provision of this Agreement is held unenforceable, the remainder of this Agreement shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in this Agreement.

         10. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the matters contemplated herein and supersedes all prior agreements or understandings among the parties related to such matters.

         11. AMENDMENT OR MODIFICATION; WAIVER. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, signed by Executive and an officer of the Company thereunto duly authorized. Except as otherwise specifically provided in this Agreement, no waiver by either party hereto of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar provision or condition at the same or at any prior or subsequent time.

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         12.      GOVERNING LAW; JURISDICTION. The Agreement shall be construed in accordance with and governed by the laws of the State of Florida, without reference to the principles of conflict of laws. The parties agree to the exclusive jurisdiction of the state and federal courts in Duval County, Florida for all disputes arising under this Agreement.

         13. TITLES. Titles to the Sections and subsections in this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any Section or subsection.

         14. NOTICES. All notices and other communications hereunder must be in writing and will be deemed to have been given if delivered personally or sent by registered or certified mail (return receipt requested), postage prepaid, or by telecopy (immediately followed by telephone confirmation of delivery of such telecopy with the intended recipient of such notice and by notice in writing sent promptly by registered or certified mail as provided above) to the parties to this Agreement at the following addresses or such other address for a party as is specified in like notice:

         To the Company:            Wilmar Industries, Inc.
                                    303 Harper Drive
                                    Moorestown, NJ 08057
                                    Telecopy:  856-439-8846
                                    Attention: Chairman of the Board

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, NY 10019-6064
                                    Facsimile: 212/373-2744
                                    Attention: Mark Underberg, Esq.

         To Executive:              William R. Pray
                                    801 W. Bay Street
                                    Jacksonville, FL 32204
                                    Telephone: 904/384-6530

         With a copy to:            William R. Pray
                                    7891 Bishop Lake Road North
                                    Jacksonville, FL  32256

All such notices and communications will be deemed to have been received on the date of personal delivery, on the date that the telecopy is confirmed as having been received or on the third business day after the mailing thereof, as the case may be.

         15. ATTORNEYS' FEES. In the event of one or more legal proceedings relating to a dispute between the Company and Executive arising under this Agreement, the losing party shall pay all costs, including reasonable attorneys' fees and expenses, incurred by the prevailing party in connection with such proceeding or proceedings, as

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applicable.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which together will constitute one agreement. It will not be necessary for each party to sign each counterpart so long as each party has signed at least one counterpart.


         IN WITNESS WHEREOF, the parties hereto have executive this Agreement as of the day and year first set forth above.

                                           WILMAR INDUSTRIES, INC.


                                           By: /s/ William Sanford
                                               --------------------------
                                           Name:  William Sanford
                                           Title: Senior Vice President


                                           /s/ William R. Pray
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                                           WILLIAM R. PRAY


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